SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Exchange Act Rule 14a-12

LML PAYMENT SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LML PAYMENT SYSTEMS INC.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 7, 2008

TO THE HOLDERS OF COMMON SHARES OF LML PAYMENT SYSTEMS INC.

The annual and special meeting of the shareholders of LML Payment Systems Inc. will be held at The Hyatt Regency Vancouver, 655 Burrard Street, Vancouver, British Columbia, on August 7, 2008, at 10:00 a.m. local time, for the purposes of:

1.	electing four (4) members of our board of directors;

2.	appointment of our auditors;

3.
to consider and, if thought fit, with or without amendment, to approve a special resolution to amend the Articles of the Corporation by changing the corporate name of the Corporation from “LML Payment Systems Inc.”, to “Beanstream Internet Commerce Inc.”, or such other name as the directors in their absolute discretion may determine and which is acceptable to the regulatory authorities; and

4.	transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The record date for our annual and special meeting is June 25, 2008.  Only shareholders of record at the close of business on June 25, 2008 are entitled to notice of, and to vote at, our annual and special meeting, and any adjournment or postponement of our annual and special meeting.

A copy of our Annual Report to Shareholders for our fiscal year ended March 31, 2008 accompanies this notice.

Our board of directors hopes that you will find it convenient to attend our annual and special meeting in person, but whether or not you attend, please mark, sign, date and return the enclosed Form of Proxy immediately to ensure that your common shares are represented at our annual and special meeting.  Returning your proxy does not deprive you of the right to attend our annual and special meeting and vote your common shares in person.

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors:
Patrick H. Gaines
President and CEO
Dated: July 2, 2008

PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF LML PAYMENT SYSTEMS INC.
August 7, 2008

LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

The accompanying Form of Proxy is solicited on behalf of the board of directors of LML Payment Systems Inc. to be used at our annual and special meeting to be held at The Hyatt Regency Vancouver, 655 Burrard Street, Vancouver, British Columbia, on August 7, 2008, at 10:00 a.m. local time.  This proxy statement, accompanying Form of Proxy, Notice of Meeting and Annual Report to Shareholders on Form 10-K for the fiscal year ended March 31, 2008 are first being mailed to shareholders on or about July 2, 2008.

We will bear the expense of this solicitation.  Certain of our directors, officers and employees may solicit the return of proxies by mail, telephone, facsimile or other similar means without additional compensation.  Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons.  Our transfer agent, Computershare Investor Services Inc. (“Computershare”), has agreed to assist us in the tabulation of proxies and the counting of votes at our annual and special meeting.

All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

Only shareholders of record as of the close of business on June 25, 2008 are entitled to receive notice of, attend and vote at our annual and special meeting.  As of June 16, 2008, there were 26,341,832 common shares in the capital of our corporation issued and outstanding owned by approximately 389 shareholders of record.  We have no other voting securities outstanding.  Each shareholder of record on June 25, 2008 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

Common shares cannot be voted at our annual and special meeting unless the holder of record is present in person or represented by proxy.  A shareholder has the right to attend our annual and special meeting at the time and place set forth in the Notice of Annual and Special Meeting and to vote their shares directly at the meeting.  In the alternative, a shareholder may appoint a person to represent such shareholder at our annual and special meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta T2P 3S8 (facsimile (403) 267-6529) in the enclosed envelope.  All shareholders are urged to mark, sign, date and promptly return the enclosed Form of Proxy by mail in the enclosed envelope, or by telephone or electronically via the Internet, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual and special meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that such proxies are received by Computershare no later than 5:00pm Eastern Time on August 5, 2008 or at least 24 hours prior to any adjournment of the annual and special meeting, or deposited with the Chair of the annual and special meeting on the day of the annual and special meeting or any adjournment thereof prior to the time of voting.

The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy.  If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for our board of directors set forth in this proxy statement; FOR the appointment of our independent auditors, Grant Thornton LLP.; and FOR the approval of a special resolution to amend the Articles of the Corporation by changing the corporate name of the Corporation from “LML Payment Systems Inc.” to “Beanstream Internet Commerce Inc.”.   If any other matters properly come before our annual and special meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR CORPORATION AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this proxy statement as “beneficial shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of our corporation as the registered holders of common shares can be recognized and acted upon at our annual and special meeting.  If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases, those common shares will not be registered in the shareholder's name on the records of our corporation.  Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at our annual and special meeting.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge U.S.”) (formerly known as ADP Investor Communication Services) in the United States and Broadridge Investor Communications Solutions, Canada (“Broadridge Canada”) (formerly known as ADP Investor Communications Canada) in Canada.  Broadridge U.S. and Broadridge Canada typically apply a special sticker to proxy forms, mail those forms to the beneficial shareholders and ask beneficial shareholders to return the proxy forms to Broadridge U.S. for the United States and Broadridge Canada for Canada.  Broadridge U.S. and Broadridge Canada then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at our annual and special meeting.  A beneficial shareholder receiving a Broadridge U.S. proxy or a Broadridge Canada proxy cannot use that proxy to vote common shares directly at our annual and special meeting - the proxy must be returned to Broadridge U.S. or Broadridge Canada, as the case may be, well in advance of our annual and special meeting in order to have the common shares voted.

Although a beneficial shareholder may not be recognized directly at our annual and special meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a beneficial shareholder may attend our annual and special meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial shareholders who wish to attend our annual and special meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of our annual and special meeting.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual and special meeting and vote his or her common shares.

QUORUM

A quorum of shareholders is necessary to take action at our annual and special meeting.  A minimum of one person present in person or represented by proxy and holding at least 33 1/3 percent of the outstanding common shares as at June 25, 2008 will constitute a quorum for the transaction of business at our annual and special meeting.  However, if a quorum is not present, the shareholders present at our annual and special meeting have the power to adjourn the meeting until a quorum is present.  At any such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original meeting.  Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.  Broker non-votes and abstentions will be included in the determination of the number of common shares present at our annual and special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our annual and special meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING.  IF YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (COMPUTERSHARE INVESTOR SERVICES INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

You may revoke your proxy at any time prior to the start of our annual and special meeting in three ways:

1.	by delivering a written notice of revocation to the Corporate Secretary of our corporation;

2.	by submitting a duly executed proxy bearing a later date; or

3.	by attending our annual and special meeting and expressing the desire to vote your common shares in person (attendance at our annual and special meeting will not in and of itself revoke a proxy).

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to in this proxy statement are expressed in U.S. dollars.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the number of directors shall be determined by resolution of our board of directors and set out in the notice calling the annual and special meeting of shareholders provided that the number of directors may be not less than three (3) or more than fifteen (15).  The number of our directors has been set at four (4). All of our current directors are standing for re-election at our annual and special meeting.  Each director who is elected will serve until an annual meeting is held for the fiscal period ending March 31, 2009, until his or her successor has been elected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.  We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if our board of directors designates a substitute nominee, the persons named in the accompanying Form of Proxy will vote for the substitute nominee designated by our board of directors, unless a contrary instruction is given in the Form of Proxy.

Directors are elected by a plurality of votes cast in person or by proxy at our annual and special meeting.  Votes may be cast in favor or withheld.  Votes that are withheld will be excluded entirely from the vote and will have no effect.  Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

The persons nominated to be directors are listed below.  All of the nominees are currently directors.  The following information as of June 9, 2008, which has been provided by the individuals named, is submitted concerning the nominees named for election as directors:

Name	Age	Position with the Corporation	Date Position First Held

Patrick H. Gaines	49	President, Chief Executive Officer and Director	1990 - Director; March 31, 1992 – President; February 9, 2000 – CEO

Greg A. MacRae	54	Director	February 12, 1998

L. William Seidman	87	Director	October 13, 1999

Jacqueline Pace	64	Director	November 27, 2000

Patrick H. Gaines

Patrick H. Gaines has been President of LML Payment Systems Inc. (the “Corporation”) since March 31, 1992, and Chief Executive Officer since February 9, 2000, and a member of the Corporation’s board of directors since 1990.  Mr. Gaines is the Chairman and a director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and a director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp. and LML Payment Systems Corp.  In addition to his position as President of LML Corp., LML Patent Corp. and LML Payment Systems Corp., he is also the Chief Executive Officer of each of those subsidiaries.

Greg A. MacRae

Greg A. MacRae is currently employed as the President of CSI Capital Solutions Inc., a position he has held since September 1996.  Mr. MacRae has been a director of North Group Limited since July, 2002, Starfire Minerals Inc. since April, 2005 and Shoreham Resources Ltd. since October 2007. Prior to his position with CSI Capital Solutions Inc., between February 1985 and September 1996, Mr. MacRae was the Senior Account Manager of the Corporate Services Department at Montreal Trust Company of Canada (now Computershare Investor Services Inc.).

L. William Seidman

L. William Seidman has been employed as the chief commentator for CNBC-TV since December 1992.  Mr. Seidman also serves as the publisher of Bank Director and Board Member magazines, and has consulted with numerous organizations, including Deposit Corporation of Japan, Tiger Management, J.P. Morgan Inc., The World Bank, BDO Seidman and The Capital Group.  Mr. Seidman served on the White House staff of President Gerald R. Ford as Assistant for Economic Affairs from 1974 to 1977, and served President Ronald Reagan as co-chair of the White House Conference on Productivity in 1983 and 1984.  Mr. Seidman also served as the first Chairman of the Resolution Trust Company from 1989 to 1991 and the fourteenth Chairman of the FDIC from 1985 to 1991. Mr. Seidman is also on the board of directors of Par Pharmaceuticals Inc.

Jacqueline Pace

Since January 2000, Jacqueline Pace has been self-employed as an attorney.  Prior to that, between November 1998 and January 2000, Ms. Pace was employed as an attorney by Baker & Hostetler, and from November 1991 to November 1998, she was employed as an attorney by Pillsbury Madison & Sutro.  Ms. Pace holds a Juris Doctor degree from Emory University School of Law, and a Bachelor of Arts degree from The American University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES SET FORTH IN PROPOSAL ONE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2008, our board of directors held nine (9) meetings and acted one (1) time by written consent.  The meetings were attended by all of our directors either in person or by teleconference.  Messrs. MacRae and Seidman and Ms. Pace are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.  Our independent directors meet regularly following most directors’ meetings. During the fiscal year ended March 31, 2008, our independent directors held nine (9) meetings, and attended such meetings either in person or by teleconference.

For the fiscal year ended March 31, 2008, the board of directors had four (4) standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Stock Option Plan Administration Committee.

From time to time the Board has also established special committees of the Board whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Section 173 of the Business Corporations Act (Yukon).

           During the fiscal year ended March 31, 2008, the members of the Audit Committee included Greg A. MacRae (Chair), L. William Seidman and Jacqueline Pace. During the fiscal year ended March 31, 2008, the Audit Committee met five (5) times. The meetings were attended by all of the members of the committee either in person or by teleconference.

           The function of the Audit Committee is set out in its written charter, and includes reviewing and approving the scope of audit procedures employed by our independent auditors, approving in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviewing the independent auditors' opinions on the adequacy of internal controls and quality of financial reporting, and reviewing our accounting and reporting principles, policies and practices, as well as its accounting, financial and operating controls. The Audit Committee also reports to our board of directors with respect to such matters and approves the selection of independent auditors.

           The board of directors has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an "audit committee financial expert", as defined by the Securities and Exchange Commission and that L. William Seidman is an "Audit Committee financial expert".

           The board of directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Compensation Committee

We have a separately designated standing Compensation Committee.  During the fiscal year ended March 31, 2008, the members of the Compensation Committee included Jacqueline Pace (Chair), Greg A. MacRae, and L. William Seidman.  Our Compensation Committee met two (2) times and acted one time by written consent during the fiscal year ended March 31, 2008 and all members attended such meetings.

           The Compensation Committee's duties are set out in its written charter and include developing policies that are designed to offer competitive compensation opportunities for our executive officers that are based on personal performance, individual initiative and achievement, as well as assisting in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

           The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Nominating and Corporate Governance Committee

We have a separately designated standing Nominating and Corporate Governance Committee.  During the fiscal year ended March 31, 2008, the members of LML’s Nominating and Corporate Governance Committee included L. William Seidman (Chair), Greg A. MacRae and Jacqueline Pace. The Nominating and Corporate Governance Committee met one (1) time during the fiscal year ended March 31, 2008 and all of the members of the committee attended the meeting in person or by teleconference.  Our Nominating and Corporate Governance Committee's duties are set out in its written charter which sets forth its primary responsibilities of developing criteria for evaluating and selecting new directors to serve on our board of directors, recommending nominees for election as directors to our board of directors, the evaluation of the qualifications and independence of directors and members of the various committees of our board of directors and the development and recommendation to our board of directors of corporate governance principles applicable to our corporation.

The Nominating and Corporate Governance Committee will seek highly qualified, independent candidates who combine a broad spectrum of experience and expertise with a reputation for integrity.  Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.  The Nominating and Corporate Governance Committee will consider candidates recommended by our directors, members of management and shareholders.

The committee will consider nominees recommended by shareholders if such proposed nominations are submitted to our corporation in writing by shareholders no later than 120 days before the first anniversary of the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting.  The Nominating and Corporate Governance Committee believes this deadline is reasonable, and in the best interests of the corporation and our shareholders, because it ensures that the committee has sufficient time to properly evaluate all proposed candidates.  Shareholder recommendations may be submitted to the Corporate Secretary of the corporation at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada, V6E 4G1, and they will be forwarded to the Nominating and Corporate Governance Committee members for their consideration. Any such recommendation should include the following information:

a)	the number of shares of our corporation held by the shareholder making the recommendation;

b)	the name and address of the candidate;

c)
a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth above;

d)
information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent within the meaning of the listing standards of The NASDAQ Stock Market; and

e)	the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our corporation’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the committee.   Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee and management receive.

The board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Stock Option Plan Administration Committee

We have a separately designated standing Stock Option Plan Administration Committee. During the fiscal year ended March 31, 2008, the members of our Stock Option Plan Administration Committee included Patrick H. Gaines (Chair), Jacqueline Pace and Greg A. MacRae.  During the fiscal year ended March 31, 2008, our Stock Option Plan Administration Committee acted seven (7) times by written consent.  The function of the Stock Option Plan Administration Committee is to oversee both our 1996 Stock Option Plan and our 1998 Stock Incentive Plan.  The committee has sole discretion as to the interpretation and construction of any provision of the 1996 Stock Option Plan and the 1998 Stock Incentive Plan, and the determination of the terms and conditions with respect to any grant made pursuant to both the 1996 Stock Option Plan and the 1998 Stock Incentive Plan.

Other Committees

From time to time the Board has established special committees of the Board whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Corporate Governance and Ethics Information

The charters of our audit, compensation, and Nominating and Corporate Governance Committees can be viewed on our website at the following address:  http://www.lmlpayment.com/html/governance.html. We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and others performing similar functions.  Our Code of Ethics also applies to all of our other employees and to our directors.  Our Code of Ethics is available on our website located at www.lmlpayment.com under the heading “Investor Relations; Corporate Governance”.  We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, certain provisions of our Code of Ethics by posting such information on our website (unless we are otherwise required to file a Form 8-K under the rules and regulations of The NASDAQ Stock Market).

REPORT OF THE AUDIT COMMITTEE

The Securities and Exchange Commission rules now require our corporation to include in our proxy statement a report from the Audit Committee of our board of directors.  The following report concerns the Audit Committee's activities regarding oversight of our corporation's financial reporting and auditing process.  For the fiscal year ended March 31, 2008, the Audit Committee has:

(1)	reviewed and discussed with our corporation's management our audited consolidated financial statements;

(2)	discussed with the independent accountants the matters described in Statement of Auditing Standards No. 61, as amended;

(3)
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants their independence; and

(4)
recommended to our board of directors that the audited financial statements be included in our corporation's Annual Report on Form 10-K for the period ended March 31, 2008, based on the review and discussions referred to above.

AUDIT COMMITTEE

Greg A. MacRae
L. William Seidman
Jacqueline Pace

DIRECTOR COMMUNICATIONS

Shareholders may contact any of our directors, including any committee of the board of directors or the entire board of directors, by writing to “The Board of Directors of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.

AUDIT COMMITTEE COMMUNICATIONS

Shareholders may contact the Chair of the Audit Committee, Mr. MacRae, regarding any complaints or concerns related to the corporation's accounting practices, internal controls or auditing matters by writing to “Chair of the Audit Committee of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.  Our corporation’s process for collecting and organizing all communications received by us from our shareholders has been approved by a majority of our independent directors.

ANNUAL AND SPECIAL MEETING ATTENDANCE

We have not adopted a formal policy with respect to the members of our board of directors attending our annual and/or special meetings, however all of the members of our board of directors attended our annual meeting on August 8, 2007.

EXECUTIVE OFFICERS

As of June 16, 2008 we had four (4) executive officers, as follows:

Name and Age of Executive Officers	Position with Our Corporation and Work History

Patrick H. Gaines Age: 49
President since March 31, 1992, Chief Executive Officer since February 9, 2000 and Director since 1990

Patrick H. Gaines has been President of LML Payment Systems Inc. (the “Corporation”) since March 31, 1992, and Chief Executive Officer since February 9, 2000, and a member of the Corporation’s board of directors since 1990.  Mr. Gaines is the Chairman and a director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and a director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp. and LML Payment Systems Corp.  In addition to his position as President of LML Corp., LML Patent Corp. and LML Payment Systems Corp., he is also the Chief Executive Officer of each of those subsidiaries.  Mr. Gaines is married to Carolyn L. Gaines, our Corporate Secretary.

Richard R. Schulz Age: 37
Controller (Chief Accounting Officer) since June 2002

Richard R. Schulz has been employed as our Controller and Chief Accounting Officer since June 2002.  Mr. Schulz also serves as the Chief Accounting Officer and  director of all of our subsidiaries.  Mr. Schulz was employed with our corporation as the Assistant Controller from August 2001 to June 2002.  Prior to that, Mr. Schulz was self-employed as a financial consultant with RRS Consulting from June 1, 2000 to July 31, 2001, and prior to that he was employed as a senior staff accountant with Dale Matheson Carr-Hilton Chartered Accountants from May 1, 1992 to May 31, 2000.

Carolyn L. Gaines Age: 41
Corporate Secretary since February 1995

Carolyn L. Gaines has served as Corporate Secretary of our corporation and certain of our subsidiaries since February 1995, and has served our corporation and our subsidiaries in various administrative capacities since 1989. Mrs. Gaines is married to Patrick H. Gaines, our President and Chief Executive Officer.

Craig Thomson Age:43
Chief Executive Officer and President of Beanstream Internet Commerce Inc. since July 2007

Craig Thomson has been President and Chief Executive Officer of Beanstream Internet Commerce Inc., a subsidiary of LML Payment Systems Inc, since July 1, 2007.  Prior to that, Mr. Thomson served as Beanstream’s President and CEO since July 2000.  In 1999, Mr. Thomson received the prestigious "Entrepreneur of the Year Award" in manufacturing, wholesale and distribution for Pacific Canada by Ernst and Young. Mr. Thomson holds a degree in Computer Engineering from the Royal Military College of Canada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. MacRae and Seidman and Ms. Pace served as members of the Compensation Committee during the last fiscal year.  None of these persons: (a) is a current or former officer or employee of LML, or of any of its subsidiaries; or (b) since the beginning of our fiscal year ended March 31, 2007, participated, either directly or indirectly, in any transaction or any series of transactions to which LML or any of its subsidiaries was or is a party, and which involved an amount in excess of the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years.  During the last fiscal year, no executive officer of LML served as a member of the board of directors or as a member of the Compensation Committee of another entity one of whose executive officers served as a member of LML’s board of directors or Compensation Committee.

COMPENSATION OF DIRECTORS

The following table sets forth for each director certain information concerning the compensation of independent (non-employee) directors as of March 31, 2008

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)

Greg A. MacRae	$14,500	$42,571(2)	$57,071
Jacqueline Pace	$12,000	$42,571(2)	$54,571
L. William Seidman	$12,000	$42,571 (2)	$54,571
_______________________
(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, in accordance with SFAS 123R.  For additional information relating to the assumptions used in the calculation of these amounts please refer to Note 5 in our financial statements for the second quarter of the fiscal year ended March 31, 2008, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007.  The amounts in this column reflect our accounting expense for these awards, and may not correspond to the actual value that will be recognized by the independent directors.  On August 8, 2007, each of the independent directors was granted 25,000 stock options at an exercise price of $3.16 per share.  On August 30, 2006, each of the independent directors was granted 25,000 stock options at an exercise price of $3.62 per share.  Options granted to our independent directors vest on the first anniversary of the date of grant.

(2)	This amount consists of (i) $23,704 related to 25,000 options granted in August 2007; and (ii) $18,867 related to 25,000 options granted in August 2006.

We pay an annual director's fee to each of our independent directors as follows: cash compensation in the amount of $12,000 and a grant of 25,000 stock options for services rendered as a director in the fiscal year.  The annual director's fee is paid pursuant to a compensation plan that we adopted for our independent directors during the fiscal year ended March 31, 2005. The stock options awarded under the plan vest on the first anniversary date of their issuance. The $12,000 cash component is payable annually on the date of our annual meeting and the options are to be awarded on the same date.   We do not compensate employee directors for their service as directors.

           We pay the Chairman of our Audit Committee an annual retainer for this position in the amount of $2,500, in recognition of the increased responsibilities of this role specifically as related to the requirements of the Sarbanes-Oxley Act of 2002.  The Compensation Committee approved this fee for the Chairman of the Audit Committee during the fiscal year ended March 31, 2007.

           Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at board or committee meetings. The board of directors may award special remuneration to any director undertaking any special services on behalf our corporation other than services ordinarily required of a director. Other than as indicated in this Proxy Statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

EQUITY COMPENSATION PLAN INFORMATION

We have a 1996 Stock Option Plan and a 1998 Stock Incentive Plan (collectively, our “Stock Option Plans”).  Our 1996 Stock Option Plan currently permits the granting of up to 6,000,000 options (which may be incentive stock options or non-qualified stock options) to purchase our common stock.  Our 1998 Stock Incentive Plan currently permits the granting of up to 6,000,000 awards (including stock options, stock appreciation rights, restricted stock and other stock-based awards) to purchase or acquire our common stock.  Our Stock Option Plans are currently administered by our Stock Option Plan Administration Committee, which has the sole discretion to determine the terms and conditions of options or other awards granted pursuant to our Stock Option Plans and to interpret and administer the Stock Option Plans.

The following table provides a summary of the number of options granted under our Stock Option Plans, the weighted average exercise prices and the number of options remaining available for issuance, all as at March 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	$4,207,500	(1)	$3.73	$5,649,717	(2)

Equity compensation plans not approved by security holders (3)	400,000		3.40	N/A

Total	4,607,500			5,649,717
_______________________
(1)
Comprised of 3,390,000 common shares to be issued upon exercise of outstanding options as at March 31, 2008 under the 1996 Stock Option Plan and 817,500 common shares to be issued upon exercise of outstanding options as at March 31, 2008 under the 1998 Stock Incentive Plan.

(2)
Comprised of 1,002,000 common shares which remain available for future issuance as at March 31, 2008 under the 1996 Stock Option Plan, and 4,647,717 common shares which remain available for future issuance as at March 31, 2008 under the 1998 Stock Incentive Plan.

(3)
These securities consist of warrants issued to Ladenburg Thalmann & Co., Inc. who acted as the placement agent and financial advisor to LML in connection with the private placement transaction with Millennium Partners LLP completed on March 31, 2008.  The warrants are exercisable for 400,000 shares of LML’s common stock for a period of five years from March 26, 2008 at a price of $3.40 per share.

During the fiscal year ended March 31, 2008, stock options to acquire an aggregate of 2,595,000 shares of common stock were granted under our 1996 Stock Option Plan, none of which had expired on or before March 31, 2008, and awards to acquire an aggregate of 180,000 shares of common stock were granted under our 1998 Stock Incentive Plan, none of which had expired on or before March 31, 2008.  Of the options granted under the 1996 Stock Option Plan during the fiscal year ended March 31, 2008, options to purchase 25,000 shares of our common stock at an exercise price of $3.16 per share were granted to one of our directors, and options to purchase a total of 1,620,000 shares of our common stock at an exercise price of $3.00 were granted to three executive officers of our corporation, one of whom is also a director of our corporation; and options to purchase a total of 300,000 shares of our common stock at an exercise price of $3.90 per share were granted to an executive officer of one of our subsidiaries (who is also a Named Executive Officer).  Of the options granted under our 1998 Stock Incentive Plan during the fiscal year ended March 31, 2008, options to purchase 50,000 shares of our common stock at an exercise price of $3.16 were granted to two of our directors, and options to purchase a total of 50,000 shares of our common stock at an exercise price of $3.90 per share were granted to a former executive officer of one our subsidiaries (who was also a Named Executive Officer).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, whom we refer to in this Proxy Statement as our “Named Executive Officers.”  The Compensation Committee of the Board is governed by its charter adopted by our board of directors on June 8, 2004 and makes all decisions for the total direct compensation—that is, the base salary, performance related bonuses, and stock option awards—of all of our executive officers (including Named Executive Officers) who are employed by LML, including Patrick H. Gaines, our Chief Executive Officer (and a Named Executive Officer), Richard R. Schulz, our Controller and Chief Accounting Officer (and a Named Executive Officer), and Carolyn L. Gaines, our Corporate Secretary (and a Named Executive Officer).  Patrick H. Gaines, our Chief Executive Officer, makes all of the decisions regarding the total direct compensation of all of the executive officers of our subsidiaries, including Craig Thomson, Chief Executive Officer and President of our subsidiary Beanstream Internet Commerce Inc., and Robert E. Peyton, formerly the Executive Vice-President of our subsidiary LML Payment Systems Corp., both of whom were Named Executive Officers during the fiscal year ended March 31, 2008, and are identified in the Summary Compensation Table.

The day-to-day design and administration of the compensation policies applicable to our employees in general are handled by our Human Resources and Accounting departments.  The Stock Option Plan Administration Committee of the Board, in consultation with our Compensation Committee and our Human Resources and Accounting Departments, is responsible for the determination of option awards to the employees (including Named Executive Officers) of LML and its subsidiaries.

Compensation Philosophy

We believe that our success depends in large part on our ability to attract and retain qualified executive officers.  As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, our management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

•
our executive officers should be rewarded fairly and competitively through a mix of short-term compensation (i.e., base salary and performance-related bonuses) and long-term compensation (i.e., stock option grants);

•	our compensation programs should be flexible in order to meet the needs of our business and should be reviewed periodically, as appropriate, by our Compensation Committee;

•	stock ownership by our executive officers demonstrates an economic stake in our business that aligns the interests of our executive officers with those of our shareholders; and

•	our executive officers should share appropriately with investors in the value that their results help to create.

While a key component of our compensation philosophy is to pay our executive officers (including our Named Executive Officers) an annual cash salary as well as a performance-related bonus that is competitive among our peer group, we believe that short-term financial rewards alone are not sufficient to attract and retain our executive officers (including our Named Executive Officers) and that a properly designed long-term compensation program is a necessary component of recruitment and retention of these individuals.  We currently have two long-term incentive plans (our 1996 Stock Option Plan and our 1998 Stock Incentive Plan) that give our Compensation Committee, together with our Stock Option Plan Administration Committee, the ability to provide appropriate long-term incentives to our executive officers (including our Named Executive Officers).

The Compensation Committee has engaged the services of Equilar Inc. for purposes of providing independent compensation data to the Compensation Committee in its compensation review for fiscal 2009.

Role of Executive Officers in Determining Compensation

As stated above, the Compensation Committee makes all final decisions for the total direct compensation of all of our executive officers (including Named Executive Officers) who are employed by LML, and Patrick H. Gaines, our CEO, makes all final decisions for the total direct compensation of all executive officers (including Named Executive Officers) who are employed by our subsidiaries.

With respect to the compensation of our executive officers (including Named Executive Officers) who are employed by us, the Compensation Committee determines the annual base salary, the performance related bonuses, any adjustment from the prior year’s base salary and performance related bonus for each executive officer and the award of any stock options.    In addition Mr. Gaines makes all of the decisions with respect to the compensation of our executive officers (including Mr. Thomson and Mr. Peyton, who are both Named Executive Officers) who were employed by our subsidiaries during the fiscal year ended March 31, 2008.

The Compensation Committee and Mr. Gaines, in making the compensation decisions described above, rely on information and analyses provided to them by our Human Resources and Accounting Departments, including information and analyses regarding (i) the performance, productivity and, where applicable, achievement of individual and/or corporate goals and objectives by the respective executive officers and (ii) the compensation paid to executive officers with comparable titles and responsibilities who are employed by companies within our peer group (including Efunds Corp, Global Payments Inc., Cybersource Corp. and Electronic Clearing House Inc.).

We have also reviewed executive compensation data from Equilar with respect to our peer group which has shown that, historically, our total executive compensation levels have been below that of all of these peers, after taking into account the different scales of operations of those companies, all of which are substantially larger than LML.

Employment Arrangements

The Compensation Committee completed its evaluation of employment agreements between the Corporation and Mr. Gaines, Mr. Schulz and Mrs. Gaines as part of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2008.   Following the completion of this performance review and evaluation, the Corporation entered into employment agreements with each of Mr. Gaines, Mr. Schulz and Mrs. Gaines on March 31, 2008.

In keeping with our compensation philosophy, the compensation components included in the employment agreements for Mr. Gaines, Mr. Schulz and Mrs. Gaines consist of (i) base salary, (ii) performance related bonuses (in the case of Mr. Gaines and Mr. Schulz), and (iii) stock options.   The employment agreements also include provisions with respect to the executive officers’ termination or a change in control of the Corporation.  Please see “Potential Payments upon Termination or Change in Control”.

Mr. Thomson’s employment agreement was established by management on July 2, 2007, in connection with the acquisition of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and was principally the result of negotiations between Mr. Thomson and the Corporation as part of that acquisition.  Mr. Thomson’s employment agreement establishes the base salary to be paid to Mr. Thomson and includes provisions with respect to his termination. Please see “Potential Payments upon Termination or Change in Control”.

Components of Executive Compensation

As discussed above, compensation paid to our executive officers (including our Named Executive Officers) is generally comprised of three components: (i) base salary, (ii) performance related bonuses, and (iii) long-term compensation in the form of stock options.  Decisions regarding base salary, performance related bonuses, and stock option awards for our Named Executive Officers are based on the objectives of our compensation philosophy described above and, in particular, are designed to motivate these executives to achieve our business goals and reward the executives for achieving these goals.

Specific compensation levels for our executive officers (including our Named Executive Officers) are determined by consideration of a number of factors, including each officer's initiative and contribution to our overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Subjective considerations of individual performance are considered in establishing both base and incentive compensation.

The Compensation Committee also considers our financial position and cash flow in making compensation decisions.  In addition, the Compensation Committee also considers the overall compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities, after making allowances for the different scales of operations of those other companies as compared to our corporation.  The peer group that has traditionally been considered by the Compensation Committee consists principally of companies operating in the financial services/transaction processing industry, including Efunds Corp, Global Payments Inc., Cybersource Corp. and Electronic Clearing House Inc.

Base Salary

We provide our executive officers (including our Named Executive Officers) with base salary to compensate them for services rendered during the year.  Ensuring that each executive officer is paid a competitive base salary that reflects the individual's level of responsibility is an important consideration in setting executive compensation.  These base salaries are based on experience, skills, job responsibilities and individual contribution, with consideration given to the compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities.   Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

The members of the Compensation Committee, relying on their significant current and past business experience, make reasoned subjective determinations as to merit based increases to salaries for our executive officers (including our Named Executive Officers) based on a number of factors, including (i) an assessment of each individual’s performance during the prior year and (ii) the base salaries paid to comparable executives within LML’s peer group.  Mr. Gaines’ employs the same principles and philosophies in determining base salaries for the executive officers of our subsidiaries, including Mr. Thomson and Mr. Peyton, both Named Executive Officers who were employed by our subsidiaries during the fiscal year ended March 31, 2008.

Bonuses

The Compensation Committee has determined that performance-related bonuses are an important component of overall executive compensation for Messrs. Gaines and Schulz, both Named Executive Officers, based on its executive performance reviews and its review of overall compensation paid to comparable executives within LML’s peer group.  The bonuses are based on the Corporation’s achievement of reasonable performance goals established by the Compensation Committee for each such fiscal year (or portion) which may include targets related to our earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Compensation Committee will establish objective criteria to be used to determine the extent to which performance goals have been satisfied.  As of March 31, 2008, the Compensation Committee had not yet determined the basis for the performance related bonuses. No determination has been made yet by the Compensation Committee or Mr. Gaines as to whether a performance-based bonus plan will be established for Mr. Thomson.

The performance related bonuses for Mr. Gaines and Mr. Schulz were determined by the Compensation Committee.  For more information, see “Employment Arrangements”.

Stock Option Awards

Stock option awards are an integral component of the compensation package for our executive officers, including our Named Executive Officers.  Our Compensation Committee determines the grant of stock option awards for our executive officers (including our Named Executive Officers) who are employed by LML and directs our Stock Option Plan Administration Committee to carry out the grant of such option awards. Mr. Gaines, who is the chairman of the Stock Option Plan Administration Committee, does not cast a vote as a member of the Stock Option Plan Administration Committee with respect to the grant of options to either himself or Mrs. Gaines, his spouse, as the case may be.

In the case of LML’s subsidiaries, the Stock Option Plan Administration Committee determines and grants stock option awards for executive officers (including our Named Executive Officers).    In making their determinations as to stock option awards, the Compensation Committee and the Stock Option Plan Administration Committee take into account (i) the current base salary (and any proposed increases) for the executive officers (including the Named Executive Officers), (ii) any  performance-related bonuses that have been awarded to the executives, and (iii) the level of stock options and other long-term compensation awarded to executives with comparable titles and job responsibilities within LML’s peer group, as well as the total compensation being paid to those executives relative to the total compensation received by LML’s executives.

Setting Fiscal 2008 Compensation for our Named Executive Officers

Our Compensation Committee met two (2) times and acted one (1) time by written consent during the fiscal year ended March 31, 2008 to, among other things, discuss and set compensation levels for our executive officers (including Named Executive Officers) employed by LML.

The fiscal 2008 compensation levels for our Named Executive Officers set by our Compensation Committee (in the case of Mr. Gaines, Mr. Schulz and Mrs. Gaines) and by Mr. Gaines (in the case of Mr. Peyton) were dependent in large part on the prior years’ compensation levels of those officers, which is discussed in more detail below.  In the case of Mr. Thomson, the compensation was set by management on July 1, 2007 in connection with the acquisition of the Corporations subsidiary Beanstream Internet Commerce Inc., and was principally the result of negotiations between Mr. Thomson and the Corporation as part of that acquisition.

Historical Compensation Levels of Named Executive Officers Prior to Fiscal 2008

During the fiscal year ended March 31, 2001, the Compensation Committee established Mr. Gaines’ base annual salary at $150,000.  In formulating compensation levels for Mr. Gaines (and our other executive officers) for the 2001 fiscal year, the Compensation Committee took into consideration the compensation paid to comparable executives within LML’s peer group in the financial services/transaction processing industry (including Concord EFS, Efunds Corp, PMT Services Inc. and Electronic Clearing House Inc.), after making allowances for the different scales of operations of these other companies as compared to our corporation.  The Compensation Committee did not retain an independent compensation consultant, nor did the Compensation Committee rely upon any formal study or review of comparable companies in our corporation's industry in formulating compensation levels and policies for the 2001 fiscal year (or for any fiscal year since).

During the year ended March 31, 2002, Mr. Gaines voluntarily agreed to a 20% reduction in his base annual salary to $120,000.  This reduction, which took effect at the midpoint of the fiscal year, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2002 being $135,000.  During the years ended March 31, 2003 and 2004, his base annual salary was $120,000.  On March 30, 2004, the Compensation Committee determined that, for administrative reasons, Mr. Gaines’ salary be changed from United States dollars to Canadian dollars.  This resulted in Mr. Gaines’ annual compensation of $120,000 U.S. becoming $168,000 Canadian for the fiscal years ended March 31, 2005 and 2006.

During the year ended March 31, 2007 the Compensation Committee reviewed Mr. Gaines’ base salary and his compensation history taking into consideration that Mr. Gaines’ base salary, since it was first established at US$150,000 by the Compensation Committee in fiscal 2001, had never been increased and Mr. Gaines had voluntarily agreed to a reduction in salary of 20% in fiscal 2002.  In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), on August 30, 2006, the Compensation Committee increased Mr. Gaines’ annual base salary from CDN$168,000 to CDN$181,000.  This increase, which took effect part way through the fiscal year, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2007 being CDN$175,583.

The base salary for Mr. Schulz was established by management on August 1, 2001 upon commencement of his employment with our corporation in the position of Assistant Controller.  In setting Mr. Schulz’s initial compensation level, our management took into consideration the compensation paid to comparable executives within LML’s peer group. On August 24, 2005, the Compensation Committee reviewed Mr. Schulz’s annual base salary, taking into consideration his past performance and the compensation paid to comparable executives within LML’s peer group, Upon completion of this evaluation, the Compensation Committee increased Mr. Schulz’s annual base salary to from CDN$72,000 to CDN$87,000.  This increase, which took effect part way through the fiscal year, resulted in Mr. Schulz’s actual salary for the fiscal year ended March 31, 2006 being CDN$81,375.  On August 30, 2006, the Compensation Committee reviewed Mr. Schulz’s base salary and compensation history.  The Compensation Committee noted in particular that the completion of any of the potential mergers or business combination transactions that LML was evaluating at that time would likely result in significantly increased future responsibilities for Mr. Schulz.  In light of Mr. Schulz’s past performance and the anticipated future increase in his job responsibilities, on August 30, 2006, the Compensation Committee increased Mr. Schulz’s annual base salary from CDN$87,000 to CDN$101,000. This increase, which took effect part way through the fiscal year, resulted in Mr. Schulz’s actual salary for the fiscal year ended March 31, 2007 being CDN$95,166.

The Compensation Committee established Mrs. Gaines’ base annual salary during the fiscal year ended March 31, 2001.  In formulating compensation levels for Mrs. Gaines (and our other executive officers) for the 2001 fiscal year, the Compensation Committee took into consideration the compensation paid to comparable executives within LML’s peer group. On August 24, 2005, the Compensation Committee reviewed Mrs. Gaines’ base salary, taking into consideration her past performance and the compensation paid to comparable executives within LML’s peer group, Upon completion of this evaluation, the Compensation Committee increased Mrs. Gaines’ base salary from CDN$49,920 to CDN$54,912.  This increase, which took effect part way through the fiscal year, resulted in Mrs. Gaines’ actual salary for the fiscal year ended March 31, 2006 being CDN$53,040. On August 30, 2006, the Compensation Committee reviewed Mrs. Gaines’ base salary, taking into consideration her past performance and the compensation paid to comparable executives within LML’s peer group, Upon completion of this evaluation, the Compensation Committee increased Mrs. Gaines’ base salary from CDN$54,912 to CDN$61,000. This increase, which took effect part way through the fiscal year, resulted in Mrs. Gaines’ actual salary for the fiscal year ended March 31, 2007 being CDN$58,717.

The base salary for Mr. Peyton, who was employed by a subsidiary of LML, was established by management in July 2000 in connection with the acquisition of the subsidiary by LML and was principally the result of negotiations between Mr. Peyton and LML as part of the acquisition.  Mr. Peyton was party to an employment agreement with the subsidiary (LML Payment Systems Corp.) from July 9, 2000 until July 9, 2006, when the agreement expired in accordance with its terms (although he remained employed with the same title, position and responsibilities as he had under the employment agreement until November 15, 2007).  Mr. Peyton received an annual salary of $150,000 during the fiscal year ended March 31, 2003.  During the year ended March 31, 2004, Mr. Peyton voluntarily agreed to a 20% reduction in his base annual salary to $120,000.  This reduction, which took effect at the midpoint of the fiscal year, resulted in Mr. Peyton's actual base annual salary for the year ended March 31, 2004 being $135,000.  Mr. Peyton received an annual salary of $120,000 during the fiscal years ended March 31, 2005 and 2006.

In May 2006, Mr. Gaines reviewed Mr. Peyton’s base salary and his compensation history.  In reviewing Mr. Peyton’s compensation history, Mr. Gaines noted that Mr. Peyton voluntarily agreed to a reduction in salary of 20% in fiscal 2004 and had not received any base compensation increases since such time.  In light of these and other factors, (including the compensation levels of comparable executives within LML’s peer group), Mr. Gaines increased Mr. Peyton’s annual base salary to $180,000 per year effective May 1, 2006. In addition, Mr. Gaines recommended the grant of 50,000 stock options to Mr. Peyton, which were granted to Mr. Peyton by the Stock Option Plan Administration Committee on October 5, 2006.  These stock options have an exercise price of $2.95 per share and expire on October 5, 2011.

Fiscal 2008 Compensation Levels of Named Executive Officers

During the fourth quarter of the fiscal year ended March 31, 2008, the Compensation Committee completed its performance evaluation of the Corporation’s executive officers (including the Named Executive Officers) and determined that it would be in the best interests of the Corporation to enter into Employment Agreements with Messrs. Gaines and Schulz and Mrs. Gaines. These agreements were entered into on March 31, 2008.

In setting compensation levels for fiscal 2008 for Mr. Gaines, the Compensation Committee noted that Mr. Gaines’ annual base salary had not been increased since August, 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in a significant improvement in the Corporation’s revenues for the fiscal year ended March 31, 2008.    In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mr. Gaines’ annual base salary from CDN$181,000 to CDN$200,000.  This increase, which took effect on September 24, 2007, resulted in Mr. Gaines’ actual salary for the year ended March 31, 2008 being CDN$190,896.  Mr. Gaines is also eligible to earn a cash bonus of up to 35% of his base salary, based upon objective criteria to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.  As of March 31, 2008, the Compensation Committee had not yet determined the basis for the performance related bonus.  No performance related bonus was paid to Mr. Gaines during the fiscal year ended March 31, 2008.

In setting compensation levels for fiscal 2008 for Mr. Schulz, the Compensation Committee noted that Mr. Schulz’ annual base salary had not been increased since August 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in an increase in Mr. Schulz’s role and responsibilities with the Corporation for the fiscal year ended March 31, 2008.    In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mr. Schulz’s annual base salary from CDN$101,000 to CDN$120,000.  This increase, which took effect on September 24, 2007, resulted in Mr. Schulz’s actual salary for the year ended March 31, 2008 being CDN$110,896.  Mr. Schulz is also eligible to earn a cash bonus of up to 15% of his base salary, based upon objective criteria to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.  As of March 31, 2008, the Compensation Committee had not yet determined the basis for the performance related bonus.  No performance related bonus was paid to Mr. Schulz during the fiscal year ended March 31, 2008.

In setting compensation levels for fiscal 2008 for Mrs. Gaines, the Compensation Committee noted that Mrs. Gaines annual base salary had not been increased since August 2006 and, since that time, the Corporation had successfully completed the acquisition of Beanstream Internet Commerce Inc., resulting in an increase in Mrs. Gaines responsibilities with the Corporation for the fiscal year ended March 31, 2008. In light of these and other factors (including the compensation levels of comparable executives within LML’s peer group), the Compensation Committee increased Mrs. Gaines’ annual base salary from CDN$61,000 to CDN$71,000.  This increase, which took effect on September 24, 2007, resulted in Mrs. Gaines’ actual salary for the year ended March 31, 2008 being CDN$66,208.

           In addition to these increases in base salary for Mr. Gaines, Mr. Schulz, and Mrs. Gaines and performance–related bonuses for Mr. Gaines and Mr. Schulz, on March 31, 2008, the Compensation Committee also recommended the grant of 1,200,000 stock options to Mr. Gaines and 210,000 stock options to each of Mr. Schulz and Mrs. Gaines which were granted to them by the Stock Option Plan Administration Committee on March 31, 2008.  All of these stock options have an exercise price of $3.00 per share and expire on March 31, 2018.  Mr. Gaines’ stock options vest as to 240,000 stock options on March 31, 2008, and an additional 240,000 stock options on each of the first, second, third, and fourth anniversaries of the date of the Option Grant.  Mr. Schulz’s and Mrs. Gaines’ stock options vest as to 70,000 stock options on March 31, 2008, and an additional 70,000 stock options on each of the first and second anniversaries of the date of the Option Grant.

On October 4, 2007, the Stock Option Plan Administration Committee granted Mr. Peyton 50,000 stock options, of which 12,500 options vested on October 4, 2007 and 6,250 options vested on April 4, 2008 and 6,250 options will vest on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  These stock options have an exercise price of $3.90 per share and expire on October 4, 2012. Mr. Peyton resigned as Executive Vice-President of the Corporation’s subsidiary LML Payment Systems Corp. on November 15, 2007.  However, subsequent to his resignation, Mr. Peyton continued to provide certain services to the Corporation’s subsidiary on a consulting basis and on March 27, 2008, the Corporation and Mr. Peyton entered into a Support Services and Software Licensing Letter Agreement with respect to the consulting services Mr. Peyton continues to provide to LML Payment Systems Corp.  As a result of his continuing status as a consultant to the Corporation’s subsidiary, LML Payment Systems Corp., all of Mr. Peyton’s stock options which have not already expired, continue to vest as scheduled and will expire in accordance with their terms.

Mr. Thomson’s employment agreement was established by management on July 2, 2007 in connection with the acquisition of the Corporations subsidiary Beanstream Internet Commerce Inc., and was principally the result of negotiations between Mr. Thomson and the Corporation as part of that acquisition.  Pursuant to the employment agreement with the Corporation’s subsidiary, Mr. Thomson receives an annual salary of CDN$135,000.  In October 2007, Mr. Gaines reviewed Mr. Thomson’s base salary and brief compensation history with the Corporation.  In light of the acquisition and Mr. Thomson’s increased responsibilities, upon Mr. Gaines recommendation, the Stock Option Plan Administration Committee granted Mr. Thomson 300,000 stock options on October 4, 2007, of which 50,000 options vested on April 4, 2008 and an additional 50,000 options will vest on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  These stock options have an exercise price of $3.90 per share and expire on October 4, 2012.  Along with the Corporation's other named executive officers, no performance related bonus was paid to Mr. Thomson during the fiscal year ended March 31, 2008.

Perquisites
Our Named Executive Officers are not entitled to any benefits that are not otherwise available to all of our employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

401(k) Plan

We do not provide pension arrangements or post-retirement health coverage for our Named Executive Officers. Our Named Executive Officers who are U.S. residents are eligible to participate in our 401(k) plan.  We provide a matching contribution to eligible Named Executive Officers.  See “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Compensation Committee Report

The Compensation Committee of the Board has reviewed this Compensation Discussion and Analysis and has discussed this analysis with management. Based on its review and discussions with management, the committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.  This report is provided by the following independent directors, who comprise the committee:

COMPENSATION COMMITTEE

L. William Seidman
Greg A. MacRae
Jacqueline Pace

Summary of Compensation of Executive Officers

The following table summarizes the compensation that LML paid during the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006 to its Principal Executive Officer, its Principal Financial Officer and to three “Named Executive Officers”, one of whom was Executive Vice-President of LML’s subsidiary, LML Payment Systems Corp., and one of whom is Chief Executive Officer and President of LML’s subsidiary Beanstream Internet Commerce Inc.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary (US$)		Option Awards (US$)	(1)	All Other Compensation (US$)		Total (US$)

Patrick H. Gaines, President, CEO and Director	2008	$184,899	(2)(3)	$344,417	(4)	$-		$529,316
	2007	154,194	(2)(5)	91,214	(6)	-		245,408
	2006	140,783	(2)(7)	-		-		140,783

Richard R. Schulz, Controller, Principal and Financial Officer	2008	107,412	(2)(3)	100,474	(4)	-		207,886
	2007	83,573	(2)(5)	146,941	(6)	-		230,514
	2006	68,192	(2)	-		-		68,192

Carolyn L. Gaines, Corporate Secretary	2008	64,156	(2)(3)	100,473	(4)	-		164,629
	2007	51,554	(2)(5)	108,939	(6)	-		160,493
	2006	44,448	(2)	-		-		44,448

Craig Thomson, Chief Executive Officer and President of Beanstream Internet Commerce Inc.	2008	121,012	(2)(8)	89,256	(4)	-		210,268

Robert E. Peyton, Executive Former Vice-President of Information Technologies of LML Payment Systems Corp.	2008	117,000	(9)	39,180	(4)(6)	16,055	(10)	172,235
	2007	173,076		11,785	(6)	1,730	(11)	186,591
	2006	120,000		-		1,473	(11)	121,473
_______________________
(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007 and 2008, in accordance with SFAS 123R. Other than indicated below or otherwise in this Proxy Statement, we have not granted any restricted shares or restricted share units, stock appreciation rights ("SARs") or long term incentive plan payouts to the named officers and directors during the fiscal years indicated.

(2)
Mr. Gaines’, Mr. Schulz’s and Mrs. Gaines’ salaries are paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of 0.838, 0.878 and  0.969 being the average exchange rates for each of the fiscal years ended March 31, 2006, 2007 and 2008 respectively.  Mr. Thomson’s salary is also paid in Canadian dollars and, for purposes of reporting such in this table, has been converted to U.S. dollars at the exchange rate of  0.989, being the average exchange rate for the period from July 1, 2007 (when Mr. Thomson’s employment began with LML) to March 31, 2008.

(3)
On March 31, 2008, the Compensation Committee increased Mr. Gaines’ annual base salary, effective September 24, 2007, from CDN $181,000 for the fiscal year ended March 31, 2008, to CDN $200,000 per year, Mr. Schulz’s annual base salary, effective September 24, 2007, from CDN $101,000 for the fiscal year ended March 31, 2008, to CDN $120,000 per year and Mrs. Gaines’ annual base salary, effective September 24, 2007, from CDN $61,000 for the fiscal year ended March 31, 2008, to CDN $71,000 per year.

(4)
For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines, Schulz, Thomson and Peyton, and Mrs. Gaines refer to Note 11 in our financial statements for the fiscal year ended March 31, 2008, included in our Annual Report on Form 10-K filed with the SEC on June 19, 2008.

(5)
On August 30, 2006, the Compensation Committee increased Mr. Gaines’ annual base salary from Cdn.$168,000 for the fiscal year ended March 31, 2006 to Cdn.$181,000 for the fiscal year ended March 31, 2007, and Mr. Schulz’s annual base salary from Cdn. $87,000 for the fiscal year ended March 31, 2006 to $101,000 for the fiscal year ended March 31, 2007  and Mrs. Gaines’ annual base salary from Cdn. $54,912 for the fiscal year ended March 31, 2006 to Cdn$61,000 for the fiscal year ended March 31, 2007.

(6)
For additional information relating to the assumptions used in the calculation of these amounts for Messrs. Gaines, Schulz and Mrs. Gaines, refer to Note 3 in our financial statements for the second quarter of the fiscal year ended March 31, 2007, included in our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2006.  For additional information relating to the assumptions used in the calculation of these amounts for Mr. Peyton, refer to Note 3 to our financial statements for the third quarter of the fiscal year ended March 31, 2007, included in our Quarterly Report on Form 10-Q filed with the SEC on February 9, 2007.

(7)
On March 30, 2004, the Compensation Committee determined that, for administrative reasons, Mr. Gaines’ salary be changed from United States dollars to Canadian dollars. This resulted in Mr. Gaines’ annual compensation of US$120,000 becoming Cdn.$168,000 for the fiscal years ended March 31, 2005 and 2006.

(8)
Mr. Thomson is party to an employment agreement with the Corporation’s subsidiary Beanstream Internet Commerce Inc., which was principally the result of negotiations between Mr. Thomson and the Corporation as part of the acquisition of Beanstream Internet Commerce Inc., on July 2, 2007.

(9)
During the fiscal year ended March 31, 2008, Mr. Robert E. Peyton was employed as Executive Vice-President of the Corporation’s subsidiary, LML Payment Systems Corp., from April 1, 2001 to November 15, 2007. Mr. Peyton resigned as Executive Vice President of the Corporation’s subsidiary, LML Payment Systems Corp., on November 15, 2007. Subsequent to Mr. Peyton’s resignation he continued to provide certain services to the Corporation’s subsidiary on a consulting basis.  On March 27, 2008, the Corporation and Mr. Peyton entered into a Support Services and Software Licensing Letter Agreement with respect to the consulting services Mr. Peyton continues to provide to LML Payment Systems Corp. The compensation amounts for Mr. Peyton for 2008 do not include the amount of any consulting fees paid to Mr. Peyton.

(10)
Represents $1,170 in matching payments made by LML to Mr. Peyton’s account under the Corporation’s 401(k) plan and $14,885 in accrued vacation pay paid to Mr. Peyton upon his resignation as Executive Vice-President of the Corporation’s subsidiary, LML Payment Systems Corp.

(11)	Represents matching payments made by LML to Mr. Peyton’s account under the Corporation’s 401(k) plan.

Grants of Plan-Based Awards During the Fiscal Year Ended March 31, 2008

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	(1)	Exercise or Base Price of Option Awards (US$/Sh)	Grant Date Fair Value of Option Awards (US$)	(2)

Patrick H. Gaines President, CEO and Director	March 31, 2008	1,200,000		$3.00	1,719,264

Richard R. Schulz Controller and Principal Financial Officer	March 31, 2008	210,000		3.00	300,871

Carolyn L. Gaines Corporate Secretary	March 31, 2008	210,000		3.00	300,871

Craig Thomson Chief Executive Officer and President of Beanstream Internet Commerce Inc.	October 4, 2007	300,000		3.90	546,507

Robert E. Peyton Former Executive Vice-President of Information Technology of LML Payment Systems Corp.	October 4, 2007	50,000		3.90	91,085
_______________________
(1)
The amount reported for Mr. Gaines for the fiscal year ended March 31, 2008 is related to stock options to purchase 1,200,000 common shares granted on March 31, 2008, of which 240,000 options vested on March 31, 2008.

The amount reported for Mr. Schulz for the fiscal year ended March 31, 2008 is related to stock options to purchase 210,000 common shares granted on March 31, 2008, of which 70,000 options vested on March 31, 2008.

The amount reported for Mrs. Gaines for the fiscal year ended March 31, 2008 is related to stock options to purchase 210,000 common shares granted on March 31, 2008, of which 70,000 options vested on March 31, 2008.

The amount reported for Mr. Thomson for the fiscal year ended March 31, 2008 is related to stock options to purchase 300,000 common shares granted on October 4, 2007, of which 50,000 options vested on April 4, 2008.

The amount reported for Mr. Peyton is related to stock options to purchase 50,000 common shares granted on October 4, 2007, of which 12,500 options vested on October 4, 2007 and 6,250 options vested on April 4, 2008.

(2)	Represents the total SFAS 123R grant date fair value of the grant.

Outstanding Equity Awards at March 31, 2008

Outstanding Equity Awards At Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Patrick H. Gaines	250,000	-		$6.25	April 1, 2009
	75,000	-		4.52	August 24, 2010
	50,000	-		3.62	August 30, 2011
	240,000	960,000	(1)	3.00	March 31, 2018

Richard R. Schulz	80,000	-		6.25	April 1, 2009
	25,000	-		4.52	August 24, 2010
	25,000	-		3.62	August 30, 2011
	70,000	140,000	(2)	3.00	March 31, 2018

Carolyn L. Gaines	50,000	-		6.25	April 1, 2009
	50,000	-		4.52	August 24, 2010
	25,000	-		3.62	August 30, 2011
	70,000	140,000	(2)	3.00	March 31, 2018

Craig Thomson	0	300,000	(3)	3.90	October 4, 2012

Robert E. Peyton	25,000	25,000	(4)	2.95	October 5, 2011
	12,500	37,500	(5)	3.90	October 4, 2012
_______________________
(1)	These options will vest as to 240,000 stock options on each of March 31, 2009, March 31, 2010, March 31, 2011 and March 31, 2012.

(2)	These options will vest as to 70,000 stock options on each of March 31, 2009 and March 31, 2010.

(3)	These options will vest as to 50,000 options on each of April 4, 2008, October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.

(4)	These options will vest as to 6,250 options on each of April 5, 2008, October 5, 2008, April 5, 2009 and October 5, 2009.

(5)	These options will vest as to 6,250 shares April 4, 2008, October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010, and October 4, 2010

Option Exercises and Stock Vested at March 31, 2008

There were no options exercised by any Named Executive Officers during the fiscal year ended March 31, 2008.  We have not awarded stock to any Named Executive Officers.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mr. Gaines, in the event of Mr. Gaines’ involuntary termination or termination without cause, Mr. Gaines will be eligible to receive (i) a lump sum severance payment equal to two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Gaines. In addition, in the event such involuntary termination or termination without cause occurs following a change of control of LML, Mr. Gaines will also be eligible to receive a lump sum payment equal to three and one-half per cent (3.5%) of the total consideration paid to/for the Corporation.

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mr. Schulz, in the event of Mr. Schulz’s termination following a change in control of LML, his involuntary termination, or termination without cause, Mr. Schulz will be eligible to receive (i) a lump sum severance payment equal to two (2) years’ current base salary plus two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Schulz.

Pursuant to the terms of the employment agreement entered into on March 31, 2008 between the Corporation and Mrs. Gaines, in the event of Mrs. Gaines’ termination following a change in control of LML, her involuntary termination, or termination without cause, Mrs. Gaines will be eligible to receive (i) a lump sum severance payment equal to her base salary and accrued vacation pay through to the date of termination; (ii) two (2) years’ current base salary; and (iii) immediate vesting of all the granted but unexpired stock options awarded to Mrs. Gaines.

In addition, Mr. Gaines, Mr. Schulz and Mrs. Gaines’ participation in the Corporation’s group insurance benefit plans (which are provided to all eligible employees of the Corporation) will be continued by the Corporation for a period of two (2) years following the date of termination or until any of them replaces such plans, whichever is earlier.

The terms of Mr. Gaines, Mr. Schulz and Mrs. Gaines’ employment agreements also include non-compete provisions in favor of the Corporation.  Pursuant to these provisions, in the event of the termination of employment by any one of them without good reason (as defined in the employment agreements), or termination with cause, they are not to engage in or become associated with, any business or other endeavour that is carrying on a Competitive Activity, as defined in the employment agreements, in any country in which the Corporation has significant business operations, until the twelve (12) month anniversary of the date of termination.

Pursuant to the terms of the employment agreement entered into between the Corporation’s subsidiary, Beanstream Internet Commerce Inc. and Mr. Thomson, in the event of Mr. Thomson’s termination following his involuntary termination or termination without cause, Mr. Thomson will be eligible to receive six (6) months current base salary.  Mr. Thomson’s employment agreement also contains non-compete provisions in favour of Beanstream.  Pursuant to these provisions, for a period of one year following any termination of Mr. Thomson’s employment, he is not to be retained, employed, engaged in, assist in any way or have a financial or other interest in any business or other entity whose business is, in any way, electronic payment processing, risk management as it relates to this processing, electronic authentication or payment risk management services.  In addition, he is not to solicit, entice or persuade any customer, client or industry or marketing partner to cease doing business with Beanstream or to do business with any competitor of Beanstream.  He is also not to solicit, entice or persuade any employee, consultant or other retained person of Beanstream to terminate their employment or consulting or other relationship with Beanstream.

For more information, see “Employment Arrangements”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that LML’s executive officers and directors and persons who own more than 10% of a registered class of LML’s equity securities file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

To the best of the Corporation’s knowledge, all executive officers and directors and greater than 10% shareholders filed the required reports in a timely manner during the fiscal year ended March 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 16, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, director nominee and named executive officer, and by the directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Patrick H. Gaines (President/CEO/Director) 1680 – 1140 West Pender St. Vancouver, British Columbia	1,032,914(2)	3.8%

Richard R. Schulz (Controller and Chief Accounting Officer) 1680 – 1140 West Pender St. Vancouver, British Columbia	200,000(3)	*

Carolyn L. Gaines (Corporate Secretary) 1680 – 1140 West Pender St. Vancouver, British Columbia	242,112(4)	*

Greg A. MacRae (Director) 613 – 375 Water St. Vancouver, British Columbia	135,000(5)	*

L. William Seidman (Director) Suite 800 - 1025 Connecticut Ave. N.W. Washington, D.C.	135,000(6)	*

Jacqueline Pace (Director) P.O. Box 141 Bailey, MS	110,500(7)	*

Craig Thomson (President and Chief Executive Officer of Beanstream Internet Commerce Inc.) 302 – 2659 Douglas Street, Victoria, British Columbia	899,469(8)	3.5%

Robert E. Peyton 27629 N. 66th Way Scottsdale, Arizona	666,999(9)	2.6%

The Estate of Robert E. Moore c/o Mr. Howard J. Kellough 2800 – 1055 Dunsmuir St. Vancouver, British Columbia	4,743,912 (10)	18.0%

Millennium Partners, L.P c/o Millennium Management LLC 666 Fifth Avenue, 8th Floor, New York, NY	4,000,000 (11)	15.2%

Directors and Executive Officers as a Group (7 persons)	2,754,995(12)	9.9%

*	Indicates less than 1%
_______________________
(1)
Based on 26,341,832 shares of common stock issued and outstanding as of June 16, 2008.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 16, 2008, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
On April 1, 2004, we granted to Mr. Gaines options to purchase 250,000 common shares in the capital of our corporation.  The options vested on April 1, 2004, are exercisable at a price of $6.25 per share, and expire on April 1, 2009. On August 24, 2005 we granted to Mr. Gaines options to purchase 75,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mr. Gaines options to purchase 50,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mr. Gaines options to purchase 1,200,000 common shares in the capital of our corporation, of which 240,000 options vested on March 31, 2008 and an additional 240,000 options will vest on each of March 31, 2009, March 31, 2010, March 31, 2011 and March 31, 2012.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

Also includes shares held by companies controlled by Mr. Gaines as follows:

(a)	Keats Investments Ltd.: 168,400 shares
(b)	397389 British Columbia Ltd.: 16,622 shares
(c)	Does not include 242,112 shares (including 195,000 options exercisable within sixty days of June 16, 2008) that are beneficially held by Carolyn L. Gaines, Mr. Gaines’ spouse

(3)
On April 1, 2004, we granted to Mr. Schulz options to purchase 80,000 common shares in the capital of our corporation.  The options vested as to 5,000 options on April 1, 2004, and 12,500 options on each of October 1, 2004, April 1, 2005, October 1, 2005, April 1, 2006, October 1, 2006 and April 1, 2007, are exercisable at a price of $6.25 per share, and expire on April 1, 2009. On August 24, 2005 we granted to Mr. Schulz options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mr. Schulz options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mr. Schulz options to purchase 210,000 common shares in the capital of our corporation, of which 70,000 options vested on March 31, 2008 and an additional 70,000 options will vest on each of March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

(4)
On April 1, 2004, we granted to Mrs. Gaines options to purchase 50,000 common shares in the capital of our corporation.  The options vested as to 5,000 options on April 1, 2004, and 7,500 options on each of October 1, 2004, April 1, 2005, October 1, 2005, April 1, 2006, October 1, 2006  and April 1, 2007, are exercisable at a price of $6.25 per share, and expire on April 1, 2009. On August 24, 2005 we granted to Mrs. Gaines options to purchase 50,000 common shares in the capital of our corporation.  The options vested on August 24, 2005, are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006 we granted to Mrs. Gaines options to purchase 25,000 common shares in the capital of our corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mrs. Gaines options to purchase 210,000 common shares in the capital of our corporation, of which 70,000 options vested on March 31, 2008 and an additional 70,000 options will vest on each of March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.

(5)
On August 20, 2003, we granted to Mr. MacRae options to purchase 10,000 common shares in the capital of our corporation, all of which vested on August 20, 2004. These options are exercisable at a price of $4.74 per share and expire on August 20, 2008.  On August 25, 2004, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 25, 2005.  These options are exercisable at a price of $5.08 per share and expire on August 25, 2009. On August 24, 2005, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 24, 2006.  These options are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011. On August 8, 2007, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our corporation, all of which will vest on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012.

(6)
On August 20, 2003, we granted to Mr. Seidman options to purchase 10,000 common shares in the capital of our corporation, all of which vested on August 20, 2004. These options are exercisable at a price of $4.74 per share and expire on August 20, 2008.  On August 25, 2004, we granted to Mr. Seidman options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 25, 2005.  These options are exercisable at a price of $5.08 per share and expire on August 25, 2009. On August 24, 2005, we granted to Mr. Seidman options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 24, 2006.  These options are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006, we granted to Mr. Seidman options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011. On August 8, 2007, we granted to Mr. Seidman options to purchase 25,000 common shares in the capital of our corporation, all of which will vest on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012.

(7)
On August 20, 2003, we granted to Ms. Pace options to purchase 10,000 common shares in the capital of our corporation, all of which vested on August 20, 2004. These options are exercisable at a price of $4.74 per share and expire on August 20, 2008.  On August 25, 2004, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 25, 2005.  These options are exercisable at a price of $5.08 per share and expire on August 25, 2009. On August 24, 2005, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 24, 2006.  These options are exercisable at a price of $4.52 per share and expire on August 24, 2010. On August 30, 2006, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011. On August 8, 2007, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our corporation, all of which will vest on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012.

(8)
On October 4, 2007 we granted to Mr. Thomson 300,000 common shares in the capital of the corporation, of which 50,000 options vested on  April 4, 2008, and 50,000 options will vest on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012.

Also includes shares held by companies controlled by Mr. Thomson, and shares held by his spouse, as follows:

(a)	588267 BC Ltd.: 840,436 shares
(b)	Owned by spouse: 9,033 shares

(9)
Includes 50,000 options exercisable within sixty days of June 16, 2008.  On October 5, 2006 we granted to Mr. Peyton options to purchase 50,000 common shares in the capital of our corporation, of which 12,500 options vested on October 5, 2006 and 6,250 options vested on each of April 5, 2007, October 5, 2007 and April 5, 2008, and 6,250 options will vest on each of October 5, 2008, April 5, 2009 and October 5, 2009.  The options are exercisable at a price of $2.95 per share and expire on October 5, 2011. On October 4, 2007 we granted to Mr. Peyton options to purchase 50,000 common shares in the capital of our corporation, of which 12,500 options vested on October 4, 2007 and 6,250 options vested on April 4, 2008 and 6,250 options will vest on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012.  Mr. Peyton ceased to be an executive officer of the Corporation upon his resignation as Executive Vice President of the Corporation’s subsidiary, LML Payment Systems Corp., on November 15, 2007 and, as a result, the number of shares being reported in this table as beneficially owned by Mr. Peyton is based on the last Form 4 filed by Mr. Peyton with the SEC on October 5, 2007.  The Corporation has no knowledge, other than the exercise of options, of the sale or acquisition of shares of the Corporation made by Mr. Peyton following February 14, 2008, such date being ninety days following the date of his resignation.

(10)	Includes 1,233,332 shares held by 716377 Alberta Ltd., a company controlled by Mr. Moore’s Estate.

(11)
On March 26, 2008, LML Payment Systems Inc. entered into a definitive Securities Purchase Agreement with Millennium Partners, LLP (“Purchaser”).  Under the Securities Purchase Agreement, LML and the Purchaser completed a private placement transaction pursuant to which the Purchaser acquired 4,000,000 common shares of the Corporation for an aggregate purchase price of $7,200,000, or $1.80 per share.

(12)	Includes 1,390,000 options exercisable within sixty days of June 16, 2008.

PROPOSAL TWO - APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP of Vancouver, British Columbia, Canada, has been selected by our board of directors and Audit Committee to serve as our independent auditors for the fiscal year ending March 31, 2009.  Grant Thornton LLP was appointed by our Audit Committee to serve as our independent auditors effective July 12, 2004.  It is proposed that the remuneration to be paid to the independent auditors be fixed by our Audit Committee.

During the two most recent fiscal years there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement or disagreements, if not resolved to the satisfaction of the independent auditors, would have caused it to make reference to the subject matter of the disagreement or disagreements in connection with its report on the financial statements for such years.

All services provided by Grant Thornton LLP in the fiscal year ended March 31, 2008 have been reviewed with our Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.

A representative of Grant Thornton LLP is not expected to be present at our annual and special meeting, nor is a representative of Grant Thornton LLP expected to make a statement.  In the event that a representative of Grant Thornton LLP is present at our annual and special meeting, such representative or representatives will have an opportunity to make a statement if such representative or representatives so desire, and will be available to respond to appropriate questions by shareholders. The affirmative vote of a majority of the common shares represented in person or by proxy at our annual and special meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

AUDIT FEES

As at May 31, 2008, Grant Thornton LLP had billed our corporation aggregate fees of CDN$215,500 for: professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008; the audit of our corporation’s internal control over financial reporting; and the attestation of management’s report on the effectiveness of internal control over financial reporting.  In addition, for the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007, September 30, 2007, and December 31, 2007, the aggregate fees billed by Grant Thornton LLP were CDN$50,000.

As at May 31, 2007, Grant Thornton LLP had billed our corporation aggregate fees of CDN$163,000 for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  In addition, for the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006, September 30, 2006, and December 31, 2006, the aggregate fees billed by Grant Thornton LLP were CDN$45,000.

AUDIT-RELATED FEES

During the fiscal years ended March 31, 2007 and 2008, there were no audit-related fees billed to our corporation by Grant Thornton LLP which are not otherwise reported under the caption “Audit Fees” above.  “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our corporation’s financial statements.

TAX FEES

During the fiscal years ended March 31, 2008 and 2007, we did not engage Grant Thornton LLP to provide us with any services related to tax compliance, tax advice or tax planning.

ALL OTHER FEES

During the fiscal year ended March 31, 2008, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$58,000.  These fees relate primarily to consultation with respect to the accounting and disclosure treatment of the Corporation’s acquisition of Beanstream Internet Commerce Inc.

During the fiscal year ended March 31, 2007, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$26,400.  These fees related primarily to consultation with respect to the accounting and disclosure treatment of the Corporation’s patent litigation, settlement and licensing activities.

PRE-APPROVAL POLICIES OF AUDIT COMMITTEE

Our Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the corporation by its independent auditors.  Under the policy, the Audit Committee has pre-approved the provision by the corporation’s independent auditors of specific audit, audit-related, tax and other non-audit services as being consistent with auditor independence.  Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Audit Committee as to whether, in the independent auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the chairman of the Audit Committee.  All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended March 31, 2008 and March 31, 2007 were pre-approved in accordance with this policy.

PROPOSAL THREE – CORPORATE NAME CHANGE

The shareholders of the Corporation are being asked to consider, and if thought fit, to approve a special resolution, with or without amendment, to change the corporate name of the Corporation from “LML Payment Systems Inc.” to “Beanstream Internet Commerce Inc.” or such other corporate name as the directors, in their absolute discretion, may determine and which is acceptable to the regulatory authorities.

The text of the special resolution, in substantially the form to be presented to shareholders, subject to such amendments, not affecting the general intent of the special resolution, as may be required by the regulatory authorities or by counsel for the Corporation, is as follows:

“RESOLVED,  as a Special Resolution, that:

(a)
the Articles of the Corporation be amended by changing the corporate name of the Corporation from “LML Payment Systems Inc.” to “Beanstream Internet Commerce Inc.”, or such other corporate name as may be determined by the directors and which is acceptable to the regulatory authorities; and

(b)
any director or officer of the Corporation be and is hereby authorized and directed, for and on behalf of  the Corporation, to execute and deliver all such documents as are necessary or desirable in order to effect such change of corporate name.

The affirmative vote of at least two-thirds of the common shares represented in person or by proxy at our annual and special meeting is required in order for the Corporation to change its corporate name.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AMENDING THE CORPORATION’S ARTICLES TO CHANGE THE CORPORATE NAME OF THE CORPORATION FROM “LML PAYMENT SYSTEMS INC.” TO “BEANSTREAM INTERNET COMMERCE INC.”, OR SUCH OTHER NAME AS THE DIRECTORS IN THEIR ABSOLUTE DISCRETION MAY DETERMINE AND WHICH IS ACCEPTABLE TO THE REGULATORY AUTHORITIES.

INCLUSION OF FUTURE SHAREHOLDER PROPOSALS IN PROXY MATERIALS

All proposals of shareholders intended to be included in our proxy statement and form of proxy relating to our annual meeting of shareholders for the year ending March 31, 2009 (the "2009 Annual Meeting") must be received by our corporation no later than March 4, 2009 (assuming that the 2009 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual and special meeting of shareholders to be held on August 7, 2008).  All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934 and Section 138 of the Business Corporations Act (Yukon), both of which set forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders.

For any shareholder proposal that is not submitted for inclusion in our proxy statement and form of proxy relating to the 2009 Annual Meeting pursuant to the processes of Rule 14a-8 of the Securities Exchange Act of 1934 or any proposal that is submitted under Section 138 of the Business Corporations Act (Yukon), notice of such proposal must be received by our corporation no later than May 18, 2009 (assuming that the 2009 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual and special meeting of shareholders to be held on August 7, 2008); otherwise, we may exercise, pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, discretionary voting authority under proxies we solicit for the 2008 Annual Meeting.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to our corporation at Suite 1680, 1140 West Pender Street, Vancouver, British Columbia V6E 4G1 Attention:  Carolyn Gaines, Corporate Secretary.

With respect to business to be brought before the annual and special meeting to be held on August 7, 2008, we have not received any notices from shareholders that we were required to include in this proxy statement.

“HOUSEHOLDING” OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single copy of those documents addressed to those shareholders.  This process, which is commonly referred to as “householding”, potentially means extra conveniences for security holders and cost savings for companies.

This year, a number of brokers with accountholders who are shareholders of our corporation will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders of our corporation, a single proxy statement and a single annual report to shareholders will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and/or a separate annual report to shareholders, please notify your broker, or call us at 604-689-4440 or write to us at LML Payment Systems Inc., Suite 1680, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1, Attn: Corporate Secretary.  We will deliver promptly upon written or oral request a separate copy of the proxy statement and/or a separate annual report to shareholders, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who currently receive multiple copies of the proxy statement and/or a separate annual report to shareholders at their address and would like to request “householding” of their communications should contact their broker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading “Executive Compensation”, since the beginning of the fiscal year ended March 31, 2007, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years, and in which, to our knowledge, any of the following persons had, or will have, a direct or indirect material interest: any director or executive officer of our corporation; any nominee for election as a director of our corporation; any beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any of the foregoing persons.

All transactions with related persons are reviewed, approved and ratified by the Audit Committee of our board of directors.  The Audit Committee is in the process of adopting a written policy with respect to the review, approval and ratification of transactions with related persons.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders on Form 10-K for the year ended March 31, 2008.  A copy of the Annual Report to Shareholders on Form 10-K has been sent, or is concurrently being sent, to all shareholders of record as of June 25, 2008.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, is available on our website at www.lmlpayment.com by clicking on “investor relations” and will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Carolyn L. Gaines, Corporate Secretary, LML Payment Systems Inc., Suite 1680 - 1140 West Pender Street, Vancouver, British Columbia V6E 4G1.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta, Canada, T2P 3S8 (facsimile (403) 267-6529).

SUBMITTING A PROXY VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Shareholder

Shareholders with shares registered directly with Computershare Investor Services Inc. may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. (formerly known as ADP Investor Communication Services) in the United States and Broadridge Investor Communications Solutions, Canada (formerly known as ADP Investor Communications Canada) that offers telephone and Internet voting options.  This program is different from the program provided by Computershare for shares registered directly in the name of shareholders.  If your shares are held in an account with a broker or a bank participating in the Broadridge Solutions program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge Solutions’ website (www.proxyvote.com).

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the shareholders of our common shares, we will receive and consider both the Report of the Board of Directors to the Shareholders, and the financial statements of our corporation for the years ended March 31, 2008, March 31, 2007 and March 31, 2006, together with the auditors report thereon. These matters do not require shareholder approval, and therefore shareholders will not be required to vote upon these matters.

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others.  If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors: /s/ Patrick H. Gaines
Patrick H. Gaines
President and CEO
Dated: July 2, 2008

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001
Sam Sample
123 Samples Street	Security Class:COMMON-NEW
Sampletown SS X9X X9X
Holder Account Number

C9999999999 I N D

Form of Proxy - Annual and Special Meeting to be held on August 7, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 pm, Eastern Time, on Tuesday, August 5, 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet

Call the number listed BELOW from a touch-tone	Got o the following web site:
Telephone.	www.investorvote.com
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	014249	HOLDER ACCOUNT NUMBER	C9999999999	ACCESS NUMBER	99999

+ SAM SAMPLE	C9999999999
IND C05

Appointment of Proxyholder

I/We, being holder(s) of LML Payment Systems Inc. hereby appoint: Patrick H. Gaines, or failing him, Greg A. MacRae	or	Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of LML Payment Systems Inc. to be held at The Hyatt Regency Vancouver, 655 Burrard Street, Vancouver, British Columbia on August 7, 2008 at 10:00 a.m. local time and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. Patrick H. Gaines	□	□	02. Greg A. MacRae	□	□	03. Jacqueline Pace	□	□

04. L. William Seidman	□	□

	For	Withhold
2.Appointment of Auditors
To appoint Grant Thornton LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	□	□

	For	Against
3.Corporate Name Change
To approve a special resolution to amend the Articles of the Corporation by changing the corporate name of the Corporation from “LML Payment Systems Inc.” to “Beanstream Internet Commerce Inc.” or such other name as the directors in their absolute discretion may determine and which is acceptable to the regulatory authorities.
	□	□

Authorized Signature(s) - This section must be completed for your instructions to be executed.		Signature	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Mm/dd/yy

Interim Financial Statements - Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	□	Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	□

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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